Exhibit 99.1

CVR Partners Reports Second Quarter 2024 Results

•Second quarter net income of $26 million, or $2.48 per common unit; EBITDA of $54 million
•Announced cash distribution of $1.90 per common unit

SUGAR LAND, Texas (July 29, 2024) – CVR Partners, LP (NYSE: UAN, “CVR Partners” or the “Partnership”), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced net income of $26 million, or $2.48 per common unit, and EBITDA of $54 million on net sales of $133 million for the second quarter of 2024, compared to net income of $60 million, or $5.66 per common unit, and EBITDA of $87 million on net sales of $183 million for the second quarter of 2023.

“CVR Partners reported solid operating results for the second quarter of 2024 driven by safe, reliable operations and a combined ammonia production rate of 102 percent,” said Mark Pytosh, Chief Executive Officer. “The spring planting season experienced some weather interruptions, however, planted acreage was higher than expected and demand for nitrogen fertilizer was strong.

“As we enter the new planting season, we have seen continued strong demand for nitrogen fertilizer for the remainder of 2024 at prices higher than 2023,” Pytosh said. “Our focus for the remainder of the year will continue to be on safe, reliable operations and maximizing our free cash flow generation.

“CVR Partners is pleased to declare a second quarter 2024 cash distribution of $1.90 per common unit,” he concluded.

Consolidated Operations

Production at CVR Partners’ fertilizer facilities remained consistent compared to the second quarter of 2023, producing a combined 221,000 tons of ammonia during the second quarter of 2024, of which 69,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 337,000 tons of urea ammonia nitrate (“UAN”). During the second quarter of 2023, the fertilizer facilities produced a combined 219,000 tons of ammonia, of which 70,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 339,000 tons of UAN.

For the second quarter 2024, average realized gate prices for UAN showed a reduction compared to the prior year, down 15 percent to $268 per ton, and ammonia was down 26 percent over the prior year to $520 per ton. Average realized gate prices for UAN and ammonia were $316 and $707 per ton, respectively, for the second quarter of 2023.

Distributions

CVR Partners also announced that on July 29, 2024, the Board of Directors of the Partnership’s general partner (the “Board”) declared a second quarter 2024 cash distribution of $1.90 per common unit, which will be paid on August 19, 2024, to common unitholders of record as of August 12, 2024.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.

Second Quarter 2024 Earnings Conference Call

CVR Partners previously announced that it will host its second quarter 2024 Earnings Conference Call on Tuesday, July 30, at 11 a.m. Eastern. This Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The second quarter 2024 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/4xqsyb4k. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13747770.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; net income and net sales, including factors driving same; EBITDA and Adjusted EBITDA; drivers of our results; utilization and production rates; nitrogen fertilizer pricing and demand; sales volumes; farmer economics; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; use of proceeds under our credit facility; distributions associated with our 45Q transaction, including the timing and amount thereof; carbon capture and decarbonization initiatives; planted grain acres; free cash flow generation; distributions, including the timing, payment and amount (if any) thereof; global fertilizer industry conditions; grain prices; crop inventory levels; purchases under our unit repurchase program (if any), including the timing, pricing and amount or termination thereof; direct operating expenses; capital expenditures; depreciation and amortization; turnaround expense and timing; cash reserves; inventories and adjustments thereto; impacts of any pandemic, including the duration thereof; labor supply shortages, difficulties, disputes or strikes, including the impact thereof; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic, impacts of the planting season on our business, CVR Energy, Inc.’s and its controlling stockholder’s intention regarding potential strategic transactions involving the Partnership, general economic and business conditions, political disturbances, geopolitical instability and tensions, impacts of plant outages and weather conditions and events, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

For further information, please contact:

Investor Relations
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the periods ended June 30, 2024 and 2023:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available Cash for Distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per unit data)	2024	2023	2024	2023
Net sales (1)	$132,901	$183,005	$260,565	$409,266
Operating costs and expenses:
Cost of materials and other	26,114	33,410	51,441	69,989
Direct operating expenses (exclusive of depreciation and amortization)	46,870	55,759	102,539	113,303
Depreciation and amortization	20,040	19,755	39,331	34,965
Cost of sales	93,024	108,924	193,311	218,257
Selling, general and administrative expenses	6,308	7,291	13,618	14,675
Loss on asset disposal	5	64	13	256
Operating income	33,564	66,726	53,623	176,078
Other (expense) income:
Interest expense, net	(7,510)	(6,919)	(15,175)	(14,093)
Other income (expense), net	165	52	325	(212)
Income before income tax expense	26,219	59,859	38,773	161,773
Income tax expense (benefit)	—	2	(25)	46
Net income	$26,219	$59,857	$38,798	$161,727

Basic and diluted earnings per common unit	$2.48	$5.66	$3.67	$15.30
Distributions declared per common unit	1.92	10.43	3.60	20.93

EBITDA*	$53,769	$86,533	$93,279	$210,831
Available Cash for Distribution*	20,113	43,778	40,425	154,071

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,570	10,570	10,570

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Components of net sales:
Fertilizer sales	$119,400	$167,006	$237,215	$377,018
Freight in revenue	9,275	10,910	15,483	21,846
Other	4,226	5,089	7,867	10,402
Total net sales	$132,901	$183,005	$260,565	$409,266

Selected Balance Sheet Data

(in thousands)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$47,524	$45,279
Working capital	124,134	90,396
Total assets	959,447	975,332
Total debt	547,574	547,308
Total liabilities	655,819	672,452
Total partners’ capital	303,628	302,880

Selected Cash Flow Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net cash flow provided by (used in):
Operating activities	$8,608	$60,844	$51,025	$191,287
Investing activities	(5,413)	(3,268)	(10,730)	12,294
Financing activities	(20,293)	(110,240)	(38,050)	(221,221)
Net (decrease) increase in cash and cash equivalents	$(17,098)	$(52,664)	$2,245	$(17,640)

Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Maintenance	$4,831	$5,691	$9,103	$9,191
Growth	64	598	403	623
Total capital expenditures	$4,895	$6,289	$9,506	$9,814

Key Operating Data

Ammonia Utilization (1)
	Three Months Ended June 30,		Six Months Ended June 30,
(percent of capacity utilization)	2024	2023	2024	2023
Consolidated	102%	100%	96%	103%

(1)Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and six months ended June 30, 2024 and 2023 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Consolidated sales volumes (thousand tons):
Ammonia	43	79	113	121
UAN	330	329	614	688

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$520	$707	$525	$770
UAN	268	316	268	390

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	221	219	414	442
Ammonia (net available for sale) (2)	69	70	130	132
UAN	337	339	643	705

Feedstock:
Petroleum coke used in production (thousands of tons)	133	124	261	255
Petroleum coke used in production (dollars per ton)	$62.96	$73.91	$69.21	$75.62
Natural gas used in production (thousands of MMBtus) (3)	2,213	2,194	4,361	4,296
Natural gas used in production (dollars per MMBtu) (3)	$1.93	$2.35	$2.51	$4.02
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,855	2,403	3,620	3,718
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$1.85	$4.11	$2.65	$5.41

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Ammonia — Southern plains (dollars per ton)	$500	$435	$520	$586
Ammonia — Corn belt (dollars per ton)	547	472	560	682
UAN — Corn belt (dollars per ton)	275	298	276	335

Natural gas NYMEX (dollars per MMBtu)	$2.32	$2.33	$2.21	$2.54

Q3 2024 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the third quarter of 2024. See “Forward-Looking Statements” above.

	Q3 2024
	Low	High
Ammonia utilization rates
Consolidated	95%	100%
Coffeyville Facility	95%	100%
East Dubuque Facility	95%	100%

Direct operating expenses (in millions) (1)	$53	$58
Capital expenditures (in millions) (2)	$10	$15

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures are disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, and Available Cash for Distribution

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net income	$26,219	$59,857	$38,798	$161,727
Interest expense, net	7,510	6,919	15,175	14,093
Income tax expense (benefit)	—	2	(25)	46
Depreciation and amortization	20,040	19,755	39,331	34,965
EBITDA and Adjusted EBITDA	53,769	86,533	93,279	210,831
Current reserve for operating activities (1)	(8,485)	(29,141)	(16,970)	(38,282)
Current reserve for investing activities (2)	(25,171)	(13,614)	(35,884)	(18,478)
Available Cash for Distribution (3) (4)	$20,113	$43,778	$40,425	$154,071

Common units outstanding	10,570	10,570	10,570	10,570

(1)Includes reserves for debt service (interest expense) and other future operating needs.
(2)Includes reserves for future capital expenditures, including turnarounds, and other future investing activities, as well as cash impacts from equity method investments.
(3)Amount represents the cumulative available cash based on quarter-to-date and year-to-date results. However, Available Cash for Distribution is calculated quarterly, with distributions (if any) being paid in the quarter following declaration.
(4)The Partnership declared and paid a $1.68 and $1.92 cash distribution related to the fourth quarter of 2023 and the first quarter of 2024, respectively, and declared a cash distribution of $1.90 per common unit related to the second quarter of 2024 to be paid in August 2024.